                                                                   EXHIBIT 23.02


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-91438, Form S-3 No. 33-92548, Form S-8 No. 333-03450, Form S-8
No. 333-03452, Form S-8 No. 333-03454, Form S-8 No. 333-13521, Form S-3 No.
333-21905, Form S-3 No. 333-23005, Form S-3 No. 333-33893, Form S-3 No.
333-37273, Form S-3 No. 333-37565, Form S-3 No. 333-38071, Form S-3 No.
333-41049, Form S-3 No. 333-42417, Form S-3 No. 333-47563, Form S-3 No.
333-57863, Form S-8 No. 333-64377, Form S-8 No. 333-64379, Form S-8 No.
333-69728, Form S-3 No. 333-77941, and Form S-8 No. 333-85684) of Crescent Real
Estate Equities Company of our report dated February 9, 2004, with respect to the combined financial statements of The Woodlands Land Development Company, L.P., The Woodlands Commercial Properties Company, L.P., and The Woodlands Operating Company, L.P., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

                                                           /s/ ERNST & YOUNG LLP

Houston, Texas
March 11, 2005